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                                                                   EXHIBIT 10.12


                            CAPELLA EDUCATION COMPANY
                          EMPLOYEE STOCK PURCHASE PLAN


         1. Purpose and Scope of Plan. The purpose of this employee stock purchase plan (the "Plan") is to provide the employees of Capella Education Company (the "Company") and its subsidiaries with an opportunity to acquire a proprietary interest in the Company through the purchase of its common stock and, thus, to develop a stronger incentive to work for the continued success of the Company. The Plan is intended to be an "employee stock purchase plan" within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended, and shall be interpreted and administered in a manner consistent with such intent.

         2.       Definitions.

                  2.1. The terms defined in this section are used (and capitalized) elsewhere in this Plan:

                  (a) "Affiliate" means any corporation that is a "parent corporation" or "subsidiary corporation" of the Company, as defined in Sections 424(e) and 424(f) of the Code or any successor provision, and whose participation in the Plan has been approved by the Board of Directors.

                  (b) "Board of Directors" means the Board of Directors of the Company.

                  (c) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  (d) "Committee" means two or more Non-Employee Directors designated by the Board of Directors to administer the Plan under Section 13.

                  (e) "Common Stock" means the common stock, par value $.10 per share (as such par value may be adjusted from time to time), of the Company.

                  (f) "Company" means Capella Education Company, a Minnesota corporation.


                  (g) "Compensation" means the gross cash compensation (including wage, overtime, salary, commission, but excluding bonus earnings) paid by the Company or any Affiliate to a Participant in accordance with the terms of employment.

                  (h) "Eligible Employee" means any employee of the Company or an Affiliate who has been employed for at least 90 days prior to the start of a Purchase Period and whose customary employment is at least 20 hours per week; provided, however, that "Eligible Employee" shall not include any person who would be

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                    deemed, for purposes of Section 423(b)(3) of the Code, to
                    own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company.

                    (i) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

                    (j) "Fair Market Value" of a share of Common Stock as of any date means, if the Company's Common Stock is listed on a national securities exchange or traded in the national market system, the closing price for such Common Stock on such exchange or market on said date, or, if no sale has been made on such exchange or market on said date, on the last preceding day on which any sale shall have been made. If such determination of Fair Market Value is not consistent with the then current regulations of the Secretary of the Treasury applicable to plans intended to qualify as an "employee stock purchase plan" within the meaning of Section 423(b) of the Code, however, Fair Market Value shall be determined in accordance with such regulations. The determination of Fair Market Value shall be subject to adjustment as provided in Section 14.

                    (k) "Non-Employee Director" means a member of the Board of Directors who is considered a non-employee director within the meaning of Exchange Act Rule 16b-3 or any successor definition.

                    (l) "Participant" means an Eligible Employee who has elected to participate in the Plan in the manner set forth in
                    Section 4.

                    (m) "Plan" means this Capella Education Company Employee Stock Purchase Plan, as amended from time to time.

                    (n) "Purchase Period" means, except as otherwise determined by the Committee, a semi-annual period commencing January 1 and ending June 30, or commencing July 1 and ending December 31.

                    (o) "Recordkeeping Account" means the account maintained in the books and records of the Company recording the amount withheld from each Participant through payroll deductions made under the Plan.

         3. Scope of the Plan. Shares of Common Stock may be sold to Eligible Employees pursuant to this Plan as hereinafter provided, but not more than 450,000 shares of Common Stock (subject to adjustment as provided in Section 14) shall be sold to Eligible Employees pursuant to this Plan. All sales of Common Stock pursuant to this Plan shall be subject to the same terms, conditions, rights and privileges. The shares of Common Stock sold to Eligible Employees pursuant to this Plan may be shares acquired by purchase on the open market or in privately negotiated transactions, by direct issuance from the Company (whether newly issued or treasury shares) or by any combination thereof.


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         4.       Eligibility and Participation. To be eligible to participate in the Plan for a given Purchase Period, an employee must be an Eligible Employee on the first day of such Purchase Period. An Eligible Employee may elect to participate in the Plan by filing an enrollment form with the Company before the first day of such Purchase Period that authorizes regular payroll deductions from Compensation beginning with the first payday in such Purchase Period and continuing until the Eligible Employee withdraws from the Plan, modifies his or her authorization, or ceases to be an Eligible Employee, as hereinafter provided.

         5.       Amount of Common Stock Each Eligible Employee May Purchase.

                  5.1. Subject to the provisions of this Plan, each Eligible Employee shall be offered the right to purchase on the last day of the Purchase Period the number of shares of Common Stock (including fractional shares) that can be purchased at the price specified in
         Section 5.2 with the entire credit balance in the Participant's Recordkeeping Account; provided, however, that the Fair Market Value (determined on the first day of any Purchase Period) of shares of Common Stock that may be purchased by a Participant during such Purchase Period shall not exceed the excess, if any, of (i) $25,000 (or such lesser amount designated by the Committee) over (ii) the Fair Market Value (determined on the first day of the relevant Purchase Period) of shares of Common Stock previously acquired by the Participant in any prior Purchase Period during such calendar year. Notwithstanding the foregoing, no Eligible Employee shall be granted an option to acquire shares of Common Stock under this Plan which permits the Eligible Employee's rights to purchase shares of Common Stock under this Plan and all other "employee stock purchase plans" within the meaning of Section 423(b) of the Code maintained by the Company and the Affiliates to accrue at a rate which exceeds $25,000 of Fair Market Value (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. If the purchases by all Participants would otherwise cause the aggregate number of shares of Common Stock to be sold under the Plan to exceed the number specified in Section 3, however, each Participant shall be allocated a ratable portion of the maximum number of shares of Common Stock which may be sold.

                  5.2. The purchase price of each share of Common Stock sold pursuant to this Plan shall be established from time to time by the Committee, but shall be no less than the lesser of (a) or (b) below:

                    (a) 85% of the Fair Market Value of such share on the first day of the Purchase Period; or

                    (b) 85% of the Fair Market Value of such share on the last day of the Purchase Period.


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         6.       Method of Participation.

                  6.1. The Company shall give notice to each Eligible Employee of the opportunity to purchase shares of Common Stock pursuant to this Plan and the terms and conditions for such offering. Such notice is subject to revision by the Company at any time prior to the date of purchase of such shares. The Company contemplates that for tax purposes the first day of a Purchase Period will be the date of the offering of such shares.

                  6.2. Each Eligible Employee who desires to participate in the Plan for a Purchase Period shall signify his or her election to do so by delivering an executed election on a form developed by the Committee. An Eligible Employee may elect to have any whole percent of Compensation withheld, but not exceeding 10% per pay period. An election to participate in the Plan and to authorize payroll deductions as described herein must be made before the first day of the Purchase Period to which it relates and shall remain in effect unless and until such Participant withdraws from the Plan, modifies his or her authorization, or ceases to be an Eligible Employee, as hereinafter provided.

                  6.3. Any Eligible Employee who does not make a timely election as provided in Section 6.2, shall be deemed to have elected not to participate in the Plan. Such election shall be irrevocable for such Purchase Period.

         7.       Recordkeeping Account.

                  7.1. The Company shall maintain a Recordkeeping Account for each Participant. Payroll deductions pursuant to Section 6 shall be credited to such Recordkeeping Accounts on each payday.

                  7.2. No interest shall be credited to a Participant's Recordkeeping Account.

                  7.3. The Recordkeeping Account is established solely for accounting purposes, and all amounts credited to the Recordkeeping Account shall remain part of the general assets of the Company.

                  7.4. A Participant may not make any separate cash payment into the Recordkeeping Account.

         8.       Right to Adjust Participation or to Withdraw.

                  8.1. A Participant may, at any time during a Purchase Period, direct the Company to adjust the amount withheld from his or her future Compensation, subject to the limitation in Section 6.2. Upon any such action, future payroll deductions with respect to such Participant shall be adjusted in accordance with the Participant's direction.


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                  8.2. Any Participant who stops payroll deductions may not
         thereafter resume payroll deductions during such Purchase Period.

                  8.3. At any time before the end of a Purchase Period, any Participant may withdraw from the Plan. In such event, all future payroll deductions shall cease and the entire credit balance in the Participant's Recordkeeping Account will be paid to the Participant, without interest, in cash within 15 days. A Participant who withdraws from the Plan will not be eligible to reenter the Plan until the next succeeding Purchase Period.

                  8.4. Notification of a Participant's election to increase, decrease, or terminate deductions, or to withdraw from the Plan, shall be made by filing an appropriate form with the Company. Notification to increase or decrease deductions will take effect as soon as administratively feasible following such notification.

         9. Termination of Employment. If the employment of a Participant terminates for any reason, including death, disability, or retirement, the entire balance in the Participant's Recordkeeping Account shall be refunded in cash within 15 days.

         10.      Purchase of Shares.

                  10.1. As of the last day of each Purchase Period, the entire credit balance in each Participant's Recordkeeping Account shall be used to purchase shares (including fractional shares) of Common Stock (subject to the limitations of Section 5) unless the Participant has filed an appropriate form with the Company in advance of that date (which elects to receive the entire credit balance in cash). Any amount in a Participant's Recordkeeping Account that is not used to purchase shares pursuant to this Section 10.1 shall be refunded to the Participant, without interest, in cash within 15 days after the end of the Purchase Period.

                  10.2. Shares of Common Stock acquired by each Participant shall be held in a general securities brokerage account maintained for the benefit of all Participants with a registered securities broker/dealer selected by the Company (the "Agent"). The Agent shall maintain individual subaccounts for each Participant in such general account to which shall be allocated such Participant's shares of Common Stock (including fractional shares to four decimal places).

                  10.3. Prior to the last day of each Purchase Period, the Company shall determine whether some or all of the shares of Common Stock to be purchased as of the last day of such Purchase Period will be purchased by the Agent for the accounts of Participants on the open market or in privately negotiated transactions. If some or all of such shares are to be so purchased by the Agent, the Company shall advise the Agent of the number of shares to be so purchased and shall provide to the Agent such funds, in addition to the funds available from Participants' Recordkeeping Accounts, as may be necessary to permit the Agent to so purchase such number of shares (including all brokerage fees and expenses).

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                  10.4. Each Participant shall be entitled to vote all shares held for the benefit of such Participant in the general securities brokerage account maintained by the Agent.

                  10.5. Certificates for the number of whole shares of Common Stock, determined as aforesaid, purchased by each Participant shall be issued and delivered to him or her, registered in the form directed by the Participant, only upon the request of the Participant or his or her representative. Any such request shall be made by filing an appropriate form with the Company. No certificates for fractional shares will be issued. Instead, Participants will receive a cash distribution representing any fractional shares.

         11. Rights as a Stockholder. A Participant shall not be entitled to any of the rights or privileges of a stockholder of the Company with respect to shares of Common Stock under the Plan, including the right to receive any dividends which may be declared by the Company, until (i) he or she actually has paid the purchase price for such shares and (ii) either the shares have been credited to the general securities brokerage account maintained by the Agent for the Participant's benefit or certificates have been issued to the Participant, both as provided in Section 10.

         12. Rights Not Transferable. A Participant's rights under this Plan are exercisable only by the Participant during his or her lifetime, and may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution. Any attempt to sell, pledge, assign or transfer the same shall be null and void and without effect. The amounts credited to a Recordkeeping Account may not be assigned, transferred, pledged or hypothecated in any way, and any attempted assignment, transfer, pledge, hypothecation or other disposition of such amounts will be null and void and without effect.

         13. Administration of the Plan. This Plan shall be administered by the Committee, which is authorized to make such uniform rules as may be necessary to carry out its provisions. Subject to the terms of this Plan, the Committee shall determine the term of each Purchase Period and the manner of determining the purchase price of the shares of Common Stock to be sold during such Purchase Period. The Committee shall also determine any other questions arising in the administration, interpretation and application of this Plan, and all such determinations shall be conclusive and binding on all parties.

         14. Adjustment upon Changes in Capitalization. In the event of any change in the Common Stock by reason of stock dividends, split-ups, corporate separations, recapitalizations, mergers, consolidations, combinations, exchanges of shares and the like, the aggregate number and class of shares available under this Plan and the number, class and purchase price of shares available but not yet purchased under this Plan, shall be adjusted appropriately by the Committee.

         15. Registration of Certificates. Stock certificates to be issued and delivered upon the request of the Participant or his or her representative, as provided in Section 10.5, shall be registered in the name of the Participant, or jointly, as joint tenants with the right of survivorship,


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in the name of the Participant and another person, as the Participant or his or her representative may direct on an appropriate form filed with the Company.

         16. Amendment of Plan. The Board of Directors may at any time amend this Plan in any respect which shall not adversely affect the rights of Participants pursuant to shares previously acquired under the Plan, except that, without stockholder approval on the same basis as required by Section 19.1, no amendment shall be made (i) to increase the number of shares to be reserved under this Plan, (ii) to decrease the minimum purchase price, (iii) to withdraw the administration of this Plan from the Committee, or (iv) to change the definition of employees eligible to participate in the Plan.

         17. Effective Date of Plan. This Plan shall be effective upon approval by the stockholders of the Company. All rights of Participants in any offering hereunder shall terminate at the earlier of (i) the day that Participants become entitled to purchase a number of shares of Common Stock equal to or greater than the number of shares remaining available for purchase or (ii) at any time, at the discretion of the Board of Directors, after 30 days' notice has been given to all Participants. Upon termination or suspension of this Plan, shares of Common Stock shall be purchased for Participants in accordance with Section 10.1, and cash, if any, remaining in the Participants' Recordkeeping Accounts shall be refunded to them, as if the Plan were terminated at the end of a Purchase Period.

         18. Governmental Regulations and Listing. All rights granted or to be granted to Eligible Employees under this Plan are expressly subject to all applicable laws and regulations and to the approval of all governmental authorities required in connection with the authorization, issuance, sale or transfer of the shares of Common Stock reserved for this Plan, including, without limitation, there being a current registration statement of the Company under the Securities Act of 1933, as amended, covering the shares of Common Stock purchasable on the last day of the Purchase Period applicable to such shares, and if such a registration statement shall not then be effective, the term of such Purchase Period shall be extended until the first business day after the effective date of such a registration statement, or post-effective amendment thereto. If applicable, all such rights hereunder are also similarly subject to effectiveness of an appropriate listing application to a national securities exchange or a national market system, covering the shares of Common Stock under the Plan upon official notice of issuance.

         19.      Miscellaneous.

                  19.1. This Plan shall not be deemed to constitute a contract of employment between the Company or any Affiliate and any Participant, nor shall it interfere with the right of the Company or any Affiliate to terminate any Participant and treat him or her without regard to the effect which such treatment might have upon him or her under this Plan.

                  19.2. Wherever appropriate as used herein, the masculine gender may be read as the feminine gender, the feminine gender may be read as the masculine gender, the singular may be read as the plural and the plural may be read as the singular.


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                  19.3.       The Plan, and all agreements hereunder, shall be
         construed in accordance with and governed by the laws of the State of Minnesota.

                  19.4. Delivery of shares of Common Stock or of cash pursuant to the Plan shall be subject to any required withholding taxes. A person entitled to receive shares of Common Stock may, as a condition precedent to receiving such shares, be required to pay the Company a cash amount equal to the amount of any required withholdings.


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